Note: Net2Phone CEO Liore Alroy will host a conference call at 4:30 p.m. EST today. The call-in number is 800-773-2945. The call can be accessed at http://web.net2phone.com/about/investor/ or www.vcall.com

CONTACT:Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/ sarah@net2phone.com

Net2Phone Reports 1st Quarter Fiscal 2005 Results
Signed five multi-year contracts with cable operators, bringing total homes under contract to more than 1.9 million homes

NEWARK, NJ –December 7, 2004 – Net2Phone Inc. (Nasdaq: NTOP), a leading Voice over IP (VoIP) enabler for service providers, today announced results for the first quarter of fiscal 2005 ended October 31, 2004.

Financial highlights for the quarter and recent achievements include:

•	Signed multi-year contracts with five cable operators, covering markets of more than 1.3 million homes, bringing total homes under contract to more than 1.9 million homes
•	More than 10,500 VoiceLine and PacketCable telephony subscribers as of October 31, 2004
•	Continued segment income generated by NGS
•	Gross margins above 40% for the 14th consecutive quarter
•	Strong balance sheet with $125.8 million in cash and marketable securities as of October 31, 2004 (including restricted cash of $21.3 million)

“Our mission is to be the leading provider of VoIP services to cable, broadband and other service providers around the world. We have taken important steps toward accomplishing that goal by executing production agreements with five cable operators in the past month,” said Liore Alroy, CEO of Net2Phone. “As more of our partners begin rolling out our service to their subscribers, we look forward to reporting on the successes of the deployments.”

Revenue for the company for the first quarter totaled $20.3 million, as compared with $21.1 million from the prior quarter, and $20.4 million in the first quarter of fiscal 2004. Gross margin of 42% for the quarter, was above 40% for the 14th consecutive quarter

Net loss for the first quarter was ($8.2) million compared to a net loss of ($6.3) million in the prior quarter and net income of $5.1 million in the first quarter of 2004, reflecting the company’s continued investment in resources to deliver VoIP solutions to its partners. Net income (loss) includes certain non-operational, non-cash and/or non-recurring items that management excludes in assessing the company's performance. As a result, the company also reports net income (loss) before special and non-cash items1 (adjusted for depreciation and amortization, minority interests, other income, interest income, non-cash compensation, gain from litigation and restructuring, severance impairment and other items), which excludes the impact these aforementioned items have on the company’s financial results.

Net loss before special and non-cash items for the quarter was ($4.1) million, compared to ($3.2) million in the prior quarter, and ($2.6) million in the first quarter of 2004, reflecting

1	The schedule accompanying this release provides reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this release.

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the company’s continued investment in organizational infrastructure to deliver VoIP solutions to its partners. Net income (loss) before special and non-cash items is not a term defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measurements used by other companies. Such non-GAAP measures should be considered in addition to, and not as a substitute for, performance measures calculated in accordance with GAAP.

The company believes that net income (loss) before special and non-cash items provides investors with a measure of the company’s operational and financial progress that corresponds with the measurements used by management. Management uses this measurement, instead of net income (loss), as a basis for allocating resources and making other daily operating decisions. The accompanying table includes a detailed reconciliation of net income (loss) reported in accordance with generally accepted accounting principles to net income (loss) before special and non-cash items.

Capital expenditures during the first quarter were $2.6 million, compared with $1.3 million in the prior quarter, and $1.3 million in the first quarter of 2004, reflecting Net2Phone’s investment in equipment to service its partners.

As of October 31, 2004, cash, cash equivalents and marketable securities stood at $125.8 million, including $21.3 million of restricted funds.

Net2Phone Global Services (NGS)

NGS revenue for the first quarter was $20.0 million, as compared to $21.0 million in the prior quarter and $20.4 million in the first quarter of fiscal year 2004. The result related to a quarter over quarter reduction in revenue from its carrier services division, a non-core product that has been managed for profitability for the past few years. While NGS continues to sell excess capacity on its VoIP network to other carriers, market pricing impacted the amount of excess capacity it sold during this past quarter.

NGS reported segment income of $1.4 million this quarter, as compared with $1.5 million in the prior quarter and $1.3 million in the first quarter of fiscal 2004. Segment income (loss) is the net income (loss) before special and non-cash items directly attributable to the segment’s operations less the allocation of certain corporate expenses.

Net2Phone Cable Telephony (NCT)

NCT revenue for the first quarter was $331,000 as compared to $112,000 in the prior quarter. NCT reported a segment loss of ($3.7) million this quarter, as compared with ($2.7) million in the prior quarter and ($2.1) million in the first quarter of fiscal 2004.

Last month, Net2Phone announced multi-year production agreements with Bresnan Communications, Millennium Digital Media, Coditel Belgium, Coditel Luxembourg and EST Videocommunication, representing more than 1,300,000 homes in their franchises. These operators expect to launch our service in their markets within the next several months.

Net2Phone empowers broadband operators with the tools to deploy toll-quality residential telephone service over their existing cable network. Through these relationships, the operators can choose to retain control of the sales & marketing of the service, including brand, while

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Back to Contents

Net2Phone supports the back office infrastructure, switching and transport and Tier II+ technical support to deliver comprehensive competitive phone services.

About Net2Phone

Net2Phone provides VoIP PacketCable, SIP and wireless solutions around the world. As leaders in enabling telecom service providers and cable operators with turn-key hosted VoIP telephony services, Net2Phone has routed billions of retail VoIP minutes globally, servicing more than 100,000 users in the US as well as hundreds of thousands more overseas. Net2Phone's hosted SIP platform provides partners with residential broadband telephony, calling cards, prefix dialing and enterprise services in over 100 countries. Net2Phone's PacketCable platform provides cable operators with the ability to deliver a primary line replacement service with guaranteed QoS and features such as E911. Traded on the NASDAQ under the symbol NTOP, Net2Phone's strategic partners and investors include Liberty Media Corporation (NYSE: L; LMC.B) and IDT Corporation (NYSE: IDT; IDT.C). For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward- looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the Company's ability to expand its customer base, the Company's ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company's products and meet or renew their financial commitments, the Company's ability to address international markets, the effectiveness of the Company's sales and marketing activities, the acceptance of the Company's products in the marketplace, the timing and scope of deployments of the Company's products by customers, fluctuations in customer sales cycles, customers' ability to obtain additional funding, technical difficulties with respect to the Company's products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company's ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company's ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in this press release and in the Company's filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

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Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(All Numbers in 000's except EPS Calculation)	1Q05	1Q04	4Q04
	October 31, 2004	October 31, 2003	July 31, 2004

Revenue	$20,309	$20,405	$21,112

Direct cost of revenue	11,720	10,948	11,813
Selling, general and administrative	12,695	12,573	12,496
Depreciation and amortization	1,894	2,488	2,715
Non-cash compensation	683	1,841	(105)
Non-cash services provided by IDT	1,459	-	662
Restructuring, severance, impairment and other items	878	195	743

Total cost and expense	29,329	28,045	28,324

Income (loss) from operations	(9,020)	(7,640)	(7,212)

Interest income, net	622	215	514
Other Income (loss)	155	12,523	417

Net income (loss) available to common stockholders	$(8,243)	$5,098	$(6,281)

Net income (loss) per common share-basic and diluted	$(0.11)	$0.08	$(0.08)

Weighted Average number of common shares used in the
calculation of basic net gain/(loss) per common share	77,028	60,250	76,439
Weighted Average number of common shares used in the
calculation of diluted net gain/(loss) per common share	77,028	63,160	76,439

Cash, cash equivalents and marketable securities*	$125,847	$87,915	$132,815
Fixed assets (net)	19,626	22,233	18,929
Total assets	160,534	126,435	165,257
Total stockholders' equity	123,758	84,212	128,625

* Includes Restricted Cash

Net income (loss) available to common stockholders	$(8,243)	$5,098	$(6,281)
EXCLUDING

Other Income (loss)	155	12,523	417
Interest income, net	622	215	514
Depreciation and amortization	(1,894)	(2,488)	(2,715)
Non-recurring SG&A expense	-	(480)	-
Restructuring, severance, impairment and other items	(878)	(195)	(743)
Non-cash compensation	(683)	(1,841)	105
Non-cash services provided by IDT	(1,459)	-	(662)

Net income (loss) before special and non-cash items	$(4,106)	$(2,636)	$(3,198)

SEGMENT RESULTS

The following table summarizes the operating performance of Net2Phone's business segments:

Net2Phone Global Services (NGS) - Revenue	$19,978	$20,360	$21,000
Net2Phone Global Services (NGS) - Segment Income	1,438	1,339	1,454

Net2Phone Cable Telephony (NCT) - Revenue	331	0	112
Net2Phone Cable Telephony (NCT) - Segment Loss	(3,674)	(2,075)	(2,711)

Corporate / Other - Revenue	-	45	-
Corporate / Other - Segment Loss	(1,870)	(1,900)	(1,941)
Total - Revenue	$20,309	$20,405	$21,112
Total - Segment Loss	$(4,106)	$(2,636)	$(3,198)

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